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                                                                  Exhibit (a)(5)
                                                                  --------------

                               LETTER TO CLIENTS
                     REGARDING THE TENDER FOR EXCHANGE OF
                            SHARES OF COMMON STOCK

                                      of

                              CEC RESOURCES LTD.

              PURSUANT TO THE PROSPECTUS DATED JANUARY   , 2000

                                      of

                           CARBON ENERGY CORPORATION



_______________________________________________________________________________

THIS OFFER AND YOUR WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. NEW YORK CITY
TIME ON JANUARY    , 2000 (THE "EXPIRATION DATE") UNLESS EXTENDED.

________________________________________________________________________________

                                                               January    , 2000

To Our Clients:

     Enclosed for your consideration are the Prospectus, dated January    , 2000
(the "Offer to Exchange"), and the related Letter of Transmittal (which, as amended and supplemented from time to time, together constitute the "Offer") relating to an offer by Carbon Energy Corporation, a Colorado corporation ("Carbon"), to exchange one share of its Common Stock, no par value, for each share of the outstanding shares of common stock, no par value (the "Shares") of CEC Resources Ltd., an Alberta corporation ("CEC"), upon the terms and subject to the conditions set forth in the Offer.

     This material is being forwarded to you as the beneficial owner of Shares carried by us in your account but not registered in your name.

     A TENDER OF SHARES FOR EXCHANGE CAN ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR BENEFICIAL OWNERSHIP OF SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Please note the following:

          1. The Offer is to exchange one share of Carbon common stock for each outstanding share of CEC common stock.
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          2.  The Offer is being made for any and all of the outstanding Shares.

          3. Except as set forth in the Letter of Transmittal, tendering stockholders will not be obligated to pay stock transfer taxes on the transfer of Shares pursuant to the offer. Carbon will not pay any fee or commission to any broker or dealer or to any other person (other than the Exchange Agent) in connection with the solicitation of tenders of Shares pursuant to the Offer.

     If you wish to have us tender for exchange any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender exchange of your Shares, all such Shares will be tendered for exchange unless otherwise indicated in your instruction form. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER FOR EXCHANGE YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is made solely pursuant to the Offer to Exchange and the related Letter of Transmittal and any supplements or amendments thereto. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of such jurisdiction.

                                       2
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                  INSTRUCTIONS WITH RESPECT TO THE TENDER OF
                           SHARES OF COMMON STOCK OF

                              CEC RESOURCES LTD.

              PURSUANT TO THE PROSPECTUS DATED JANUARY    , 2000

                                      of

                           CARBON ENERGY CORPORATION


     The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus dated January , 2000 (the "Offer to Exchange"), and the related Letter of Transmittal (which, as amended and supplemented from time to time, together constitute the "Offer"), relating to an offer by Carbon Energy Corporation, a Colorado corporation ("Carbon"), to exchange one share of its common stock, no par value, for each share of the outstanding shares of common stock, no par value (the "Shares"), of CEC Resources Ltd., an Alberta corporation, upon the terms and conditions set forth in the Offer.

     This will instruct you to tender to Carbon the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

  Number of Shares of Common Stock               SIGN HERE
           to be Tendered:

______________________ Shares *       _________________________________________

                                      _________________________________________
                                                Signature(s)

Dated:________________, 2000
                                      _________________________________________

                                      _________________________________________
                                                Print Name(s)


                                      _________________________________________
                                      _________________________________________
                                      Print Address(es)


                                      _________________________________________
                                      Area Code and Telephone Number(s)


                                      _________________________________________
                                      Tax Identification or Social Security
                                        Number(s)

_______________
* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.